Exhibit 10.1

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act of 1933, as amended.

THIS MASTER WHOLESALE PRICING AND SERVICES COORDINATING AGREEMENT IS MADE AS OF January 1, 2001

BETWEEN:	TELEGLOBE INC. a Canadian corporation having an office at 1000 rue de la Gauchetiere, Montreal, Canada (“Teleglobe”);

OF THE FIRST PART

AND:	BELL CANADA, a Canadian corporation having an office at 483 Bay Street, Floor 6N, Toronto, Canada (“Bell Canada”);

OF THE SECOND PART

AND:	BCE NEXXIA INC., a Canadian corporation having an office at 483 Bay Street, Floor 6N, Toronto, Canada (“Nexxia”)

OF THE THIRD PART

RECITALS:

WHEREAS the Parties hereto have agreed to acquire from each other telecommunications services with the intent to leverage their respective abilities and strengths in order to jointly, effectively and efficiently address the telecommunications requirements of their respective customers;

WHEREAS the Parties have developed, and supply certain telecommunications services as more particularly defined in the Specific Service Agreements, and have agreed to make such telecommunications services available to each other on the terms and conditions set forth herein;

WHEREAS Teleglobe agrees to purchase from Bell Canada or Nexxia, as the case may be, on an exclusive basis, the telecommunications services of Bell Canada and Nexxia for its requirements in the Territory, subject to the terms and conditions set forth herein;

WHEREAS each of Bell Canada and Nexxia wish to use certain telecommunications services of Teleglobe, on an exclusive basis, for their respective requirements outside of the Territory, subject to the terms and conditions set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

CONFIDENTIAL

1.                                      DEFINITIONS AND INTERPRETATION

1.1.                            In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings:

(a)                                  “Act of Insolvency” with respect to a Person, means that such Person:

(i)                                     admits in writing its inability to pay its debts generally as they become due, or not pay its debts generally as they become due; or

(ii)                                  files an assignment or a petition in bankruptcy, as the case may be, or a petition to take advantage of any insolvency statute of any relevant jurisdiction; or

(iii)                               makes an assignment for the benefit of its creditors; or

(iv)                              consents to the appointment of a receiver, administrator, custodian or liquidator of itself, or of the whole, or any substantial part of its property; or

(v)                                 enters into an arrangement or composition with, or for the benefit of creditors, generally occurring in circumstances in which it is unable to meet its obligations as they become due; or

(vi)                              files a petition or answer seeking reorganization, administration, compromise, adjustment or composition under applicable bankruptcy laws, insolvency laws or any other similar law or stature; or

(vii)                           has been adjudged by a court having jurisdiction in the premises as bankrupt or insolvent, or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy of it or for the winding up or liquidation of its affairs and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days;

(b)                                 “Affiliate” means, with respect to any Person, any other Person which controls, is controlled by, or is under common control with that Person.  For the purposes of this definition, a Person shall control the other if the first Person: (i) owns beneficially, or of record, more than 50% of the voting securities of the other Person; and (ii) has the ability to elect a majority of the board of directors or other similar management body thereof; for greater certainty BCE Emergis Inc. shall not be considered as an “Affiliate” under this Agreement.

(c)                                  “Agreement” means this Agreement including all Schedules attached hereto, unless the context otherwise requires;

(d)                                 “Bell Services” means, collectively, the wholesale services listed in Schedule 2, provided by Bell Canada or Nexxia, in the Territory, to Teleglobe pursuant to the Specific Service Agreements and such other services as introduced by Bell Canada or Nexxia from time to time as contemplated by this Agreement and added, by amendment executed in writing by the Parties, to the list of Bell Services in Schedule 2, and a reference to a “Bell Service” means any one of them as the context may require;

(e)                                  “Business Day” means any day other than a Saturday, Sunday or statutory holiday observed in the city of Toronto (Ontario) or Reston (Virginia);

(f)                                    “Change of Control” means an event where a Person, not a Party or any of its Affiliates, acquires 50% or more of the issued and outstanding Voting Shares of the share capital of a Party;

(g)                                 “Commencement Date” means January 1, 2001;

(h)                                 “Competing Services” means any telecommunications products or services, provided by a service provider, that is the same or substantially similar to either a Teleglobe Exclusive Service or Bell Service, or is otherwise competitive with either a Bell Service or Teleglobe Exclusive Service or a Service to be provided by Teleglobe further to the ROFR process set out in Article 5 hereof;

(i)                                     “Commodity Taxes” means all commodity taxes, including but not limited to, sales, retail, use, goods and services, harmonized, value added, excise, and similar taxes imposed, levied or assessed by any federal, provincial, state or local government authority, other than taxes in the nature of a tax on income or capital;

(j)                                     “Confidential Information” of a Party includes all information relating to Customers, Customer account information, Customer lists; information regarding such Party’s administrative, financial or marketing activities; any research, development or business activities, the existence and terms of this Agreement, information disclosed at any meetings and demonstrations between the Parties at any time before or after the Commencement Date, products, schedules, procedures, documentation, policies, business methods and practices; pricing, market analysis, equipment, statistics, technology, sales, projections and corporate/business or financial information, technical information, actual and potential accounts, ideas, concepts, techniques, processes, devices, compilations of data or information, information relating to actual or prospective products, activities, commercial relationships, know-how or research and development; manufacturing, purchasing, data processing, engineering, marketing, drawings, models, sketches, all written material including programs and subroutines (whether in source or object code form) and updates and modifications thereto, card decks, computer software and software related documentation, tapes, diskettes, listings, and other programming and system documentation, manuals and copies thereof containing such information.  Confidential Information also includes any and all trade secrets, confidential, private, or secret information of such Party marked confidential, restricted or proprietary or which is otherwise disclosed with notice of confidentiality and includes without limitation information or data of any third party to whom such party owes a duty of confidentiality;

(k)                                  “Cross-Border Facilities” means any Network Facilities being part of or an extension to the telecommunications network of any one Party, where such network requires the crossing of the US-Canada border;

(l)                                     “Customers” means both Wholesale Customers and Retail Customers;

(m)                               “Informant” has the meaning ascribed thereto in Article 10.1;

(n)                                 “Intellectual Property Right” shall mean any right that is or may be granted or recognised under any Canadian or foreign legislation regarding patents, copyrights, neighbouring rights, moral rights, trade-marks, trade names, service marks, industrial designs, mask work, integrated circuit topography, privacy, publicity, celebrity and personality rights or under any other statutory provision or common or civil law principle regarding intellectual and industrial property, whether registered or unregistered, and includes rights in any application for any of the foregoing;

(o)                                 “Network Facilities” shall include, without limitation and as a way of example fibre and broadband circuits (e.g. DS1 to OC192), including managed wave length services, all the foregoing for “backbone” requirements and not for either Retail or Wholesale Customer specific requirements;

(p)                                 “Party” means Bell Canada and Nexxia (individually or collectively as the context requires) or Teleglobe, as the case may be, and “Parties” means collectively each Party to this Agreement;

(q)                                 “Person” means and includes an individual, firm, partnership, syndicate, joint venture, trust, association, body corporate, trustee, executor, administrator or legal representations and every other legal or business entity whatsoever;

(r)                                    “Prime”, “Primeship”, “to prime” a Customer means to have account management control for that Customer;

(s)                                  “Retail Customer” means a Customer of either Bell Canada, Nexxia or Teleglobe, or any of such Party’s Affiliates, purchasing Services for its use and not for distribution or resale;

(t)                                    “Right of First Refusal” or “ROFR” has the meaning set forth in Article 5 hereof;

(u)                                 “Senior Executive Level” means a Person with a minimum Vice-President level of authority at Teleglobe or Bell Canada or Nexxia, as the case may be;

(v)                                 “Services”, means the Bell Services or Teleglobe Services as the case may be, delivered pursuant to the Specific Services Agreements;

(w)                               “Service Provider” means either Bell Canada or Nexxia, in the case of the provision of the Bell Services to Teleglobe pursuant to a Specific Services Agreement, or Teleglobe, in the case of the provision of the Teleglobe Services to Bell Canada or Nexxia pursuant to a Specific Services Agreement;

(x)                                   “Service Purchaser” means either Bell Canada or Nexxia, where Bell Canada or Nexxia are the recipient of the Teleglobe Services pursuant to a Specific Services Agreement, or Teleglobe, where Teleglobe is the recipient of the Bell Services pursuant to a Specific Services Agreement;

(y)                                 “Specific Service Agreements” means any and all agreements entered into, inter alia, by and between the Parties prior to or after the Commencement Date, and which set forth the specific terms and conditions associated with the provision of the Bell Services or Teleglobe Services, as applicable;

(z)                                   “Teleglobe” means Teleglobe Inc. and all its Affiliates;

(aa)                            “Teleglobe Exclusive Services” means IP Transit, International Private Line and international voice services (i.e. IDDD, ISDN, OH, Canada Direct and ITFS/UIFN) or any other telecommunications services for which a ROFR has been accepted pursuant to Section 5 hereof;

(bb)                          “Teleglobe Services” means, collectively, the wholesale services listed in Schedule 1 provided by Teleglobe to Bell Canada or Nexxia, as the case may be, pursuant to the Specific Services Agreements and such other services as introduced by Teleglobe from time to time as contemplated by this Agreement and added, by amendment executed in writing by the

Parties, to the list in Schedule 1, and a reference to a “Teleglobe Service” means any one of them as the context may require;

(cc)                            “Territory” means Canada;

(dd)                          “Voting Shares” means shares of any class of shares in the share capital of a body corporate to which are attached voting rights exercisable in all circumstances;

(ee)                            “Wholesale Customer” means a business whose primary purpose is the sale of telecommunications services to Persons who purchase services for distribution to end users with or without adding value and includes, without limitation, businesses described in the industry as IXCs, resellers, rebillers, CLECs, DLECs, ISPs, aggregators, share groups, and wireless service providers.

1.2.                            Entire Agreement. Subject to each Specific Service Agreement, this Agreement and all Schedules attached hereto constitute the entire agreement between the Parties pertaining to the provisioning, marketing and distribution of the Services and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, pertaining to the subject matter hereof. Subject to the qualifications contained in the immediately preceding sentence, there are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, pertaining to the subject matter hereof except as herein provided.

1.3.                            Extended Meanings. Wherever in this Agreement the context so requires, the singular number shall include the plural number and vice versa and any gender herein used shall be deemed to include the feminine, masculine and neuter genders. The terms “provision” and “provisions” refer to terms, conditions, provisions, covenants, obligations, undertakings, representations and warranties in, or Schedules to, this Agreement. The term “includes” or “including” shall be construed as meaning “includes without limitation” and “including without limitation”, as the case may be.

1.4.                            Sections and Headings. The division of this Agreement into Articles and the insertion of headings are for the convenience of reference only and shall not affect the interpretation of this Agreement. The terms “this Agreement”, “hereof’, “herein” and “hereunder” and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Unless otherwise indicated, any reference in this Agreement to an Article, Section or Schedule refers to the unspecified Section, Section of or Schedule to this Agreement.

1.5.                            Exclusion of International Convention. The Parties hereby agree that the application to this Agreement of the United Nations Convention on Contract for the International Sale of Goods, as well as the application of any domestic legislation which has or purports to have adopted the Convention into law for the jurisdiction concerned are hereby excluded. The Parties make such exclusions pursuant to the appropriate provisions in the legislation which adopted the Convention into law in the jurisdiction concerned.

1.6.                            Financial Responsibility. Financial responsibility relating to a particular function contemplated by this Agreement shall rest with the Party who has the responsibility of performing that function pursuant hereto unless otherwise indicated herein.

1.7.                            Languages. The Parties have requested that this Agreement and all documents, instruments and written communications relating thereto be expressed in the English language. Les Parties ont exigé que la présente convention, les conventions auxiliares ainsi qua tous documents, instruments, et communications écrites s’y rattachant soient rédigés dans la langue anglaise.

1.8.                            Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions of this Agreement, and each provision is hereby declared to be separate, severable and distinct.

1.9.                            Currency. All references in this Agreement or any Schedule hereto, to sums of money shall be, unless the contrary is expressly indicated, to lawful money of the United States.

1.10.                     Business Day. If any act is required hereunder to be done, any notices required hereunder to be given, or any period of time is to expire hereunder on any day that is not a Business Day, unless otherwise specifically provided for herein, such act shall be required to be done or notices shall be required to be given or time shall expire on the next succeeding Business Day and, in the case of any payment of any monetary amount, the extension of time shall be included for the purpose of computation of interest thereon.

1.11.                     Controlling Law. Choice of Forum; Service of Process. This Agreement shall be governed by and construed and interpreted exclusively in accordance with the laws of the Province of Ontario, applicable therein other than the laws thereof that would require reference to the laws of any other jurisdiction. For purposes for which resort to a court may be had, the Parties irrevocably consent to the exclusive jurisdiction and venue of the courts located in the Province of Ontario.

1.12.                     Schedules. The following Schedules form a part of this Agreement:

Schedule 1                                      Teleglobe Services

Schedule 2                                      Bell Services

Schedule 3                                      Most Favoured Service Purchaser (MFSP) Assumptions

2.                                      TERM AND TERMINATION

2.1.                            This Agreement shall commence on the Commencement Date and shall continue for a period of five (5) years (the “Initial Term”).  Thereafter, this Agreement shall automatically renew for successive one (1) year terms (each one of them a “Renewal Term”) unless either Party provides a six (6) months prior written notice to the other Party of its intent to terminate this Agreement either prior to the end of the Initial Term or any Renewal Term.

2.2.                            Notwithstanding Article 2.1 above, Bell Canada and/or Nexxia may terminate (at their respective option) this Agreement at any time:

(a)                                  where Teleglobe is in default of a material obligation under this Agreement, and such default continues for a period of thirty (30) days following receipt by Teleglobe of a written notice of non-compliance (“Notice of Non-Compliance”), or such extended period of time after receipt of the Notice of Non-Compliance that is necessary to cure the default if Teleglobe reasonably demonstrates that such default is not capable of being cured within thirty (30) days, provided that the curing of the default is promptly commenced after receipt of the Notice of Non-Compliance and is thereafter continuously prosecuted with due diligence to completion within a reasonable period of time, and provided that Teleglobe keeps Bell Canada or Nexxia, as the case may be, fully advised on a current basis at all times of its progress in curing the default; or

(b)                                 in the event Teleglobe commits an Act of Insolvency; or

(c)                                  in the event of a Change of Control of Teleglobe on twelve (12) months written notice.

2.3.                            As between Teleglobe and either Bell Canada or Nexxia, as the case may be, notwithstanding Article 2.1 above, Teleglobe may terminate (at its option) this Agreement:

(a)                                  with respect to Bell Canada, where Bell Canada is in default of a material obligation under this Agreement, or with respect to Nexxia, where Nexxia is in default of a material obligation under this Agreement (the “Defaulting Party”), and such default continues for a period of thirty (30) days following receipt by the Party of a written notice of non-compliance (“Notice of Non-Compliance”), or such extended period of time after receipt of the Notice of Non-Compliance that is necessary to cure the default if the Defaulting Party reasonably demonstrates that such default is not capable of being cured within thirty (30) days, provided that the curing of the default is promptly commenced after receipt of the Notice of Non-Compliance and is thereafter continuously prosecuted with due diligence to completion within a reasonable period of time, and provided that the Defaulting Party keeps the other Party fully advised on a current basis at all times of its progress in curing the default: or

(b)                                 in the event Bell Canada or Nexxia, as the case may be, commits an Act of Insolvency, provided that Teleglobe shall only be entitled to terminate this Agreement as against the Party which has committed the Act of Insolvency; or

(c)                                  in the event of a Change of Control of Bell Canada or Nexxia, as the case may be, upon twelve (12) months notice, provided that Teleglobe shall only be entitled to terminate this Agreement as against the Party which has been the subject to a Change of Control.

2.4.                            Except as otherwise expressly contemplated herein, each Party’s rights and obligations shall cease immediately on termination of this Agreement, but termination shall not affect:

(a)                                  a Party’s rights and obligations accrued as at termination; and

(b)                                 any provision of this Agreement expressed to survive its termination.

3.                                      OBLIGATIONS OF THE PARTIES

3.1.                            Subject to the terms and conditions of this Agreement:

(a)                                  each of Bell Canada and Nexxia, as the case may be, shall provide the Bell Services to Teleglobe; and

(b)                                 Teleglobe shall provide the Teleglobe Services to each of Bell Canada and Nexxia, as the case may be;

all upon and subject to the conditions specified in this Agreement and any Specific Service Agreement including, without limitation, any service level agreement set out in such Specific Service Agreement.

3.2.                            For greater certainty, unless expressly contemplated herein, this Agreement does not supersede, terminate and otherwise render null and void any and all Specific Service Agreements, or any part thereof, except with respect to the matters herein expressly set forth, and nothing herein contained shall be construed as intended to relieve or release either Party under any Specific Service Agreement.

3.3.                            Effective from July 1, 2001, Teleglobe shall not directly or indirectly promote, market and sell any and all telecommunications services to Customers in the Territory, either on a retail or wholesale basis, other than to Bell Canada or Nexxia, and shall thereafter fulfill, satisfy and discharge all of its requirements for the delivery of telecommunications services in the Territory exclusively with Bell Canada or Nexxia through the delivery by Bell Canada or Nexxia, as the case may be, of the Bell Services, unless Bell Canada or Nexxia decline in writing to provide the said Bell Services, and further provided that Teleglobe shall be entitled, in the Territory, to provide, but not promote, market and sell, Internet Data Centers Services. For greater certainly, Teleglobe agrees that it shall not create or participate directly or indirectly, or through the use of an Affiliate, in any initiative aimed at providing Competing Services at either a wholesale or retail level to any Person in the Territory. In addition, Teleglobe agrees that it shall not promote, market and sell United States originating traffic termination services terminating in Canada (i.e. IDDD Northbound traffic) without the prior consent of Bell Canada or Nexxia.

3.4.                            Subject to Articles 3.5 and 3.6 hereof, effective July 1, 2001, Bell Canada and Nexxia shall fulfill, satisfy and discharge all of their requirements for the delivery, outside of the Territory of Teleglobe Exclusive Services through Teleglobe. Notwithstanding the foregoing and for greater certainty Bell Canada, Nexxia, or any of their respective Affiliates, shall not be obligated to obtain telecommunications services for their respective Wholesale and Retail Customers having requirements outside of the Territory, other than for the Teleglobe Exclusive Services, from Teleglobe provided that they shall provide Teleglobe with a ROFR pursuant to Article 5 hereof in respect of such other telecommunications services. Except as otherwise set forth in this Agreement, Bell Canada and Nexxia agree that they shall not create or participate directly or indirectly, or through the use of an Affiliate, in any initiative aimed at provisioning Competing Services to any Person outside of the Territory. For greater certainty, and unless the Parties agree otherwise, nothing herein shall be construed as restricting or limiting Bell Canada and Nexxia, or their respective Affiliates, to promote, market and sell directly or indirectly telecommunications services inside or outside the Territory.

3.5.                            Notwithstanding Article 3.4 hereof, Bell Canada or Nexxia shall not be required to fulfill, satisfy and discharge its requirements for telecommunications facilities from Teleglobe, in order to provide such telecommunications facilities to their respective Retail and Wholesale Customers located in the United States, where either Bell Canada or Nexxia or any of their respective Affiliates as of the Commencement Date have existing facilities available in the United States, provided that once such existing facilities are at full capacity then any additional facilities related thereto shall be purchased in accordance with Article 8 hereof.

3.6.                            Notwithstanding Articles 3.3 and 3.4 hereof, a Party shall be entitled to obtain Competing Services if:

(a)                                  the Service Provider is unable to supply the Service Purchaser with a Service in accordance with the terms of this Agreement or any Specific Service Agreement; or

(b)                                 the standards associated with a Service of the Service Provider fall materially below any agreed service standards set out in any Specific Service Agreements, provided that the Service Provider shall be given a commercially reasonable period of time to remedy the default, further provided that the Service Provider acknowledges that in all instances time shall be of the essence; or

(c)                                  requested by a Customer and conferred at Senior Executive Level of both of the Parties; or

(d)                                 where, notwithstanding Article 7 hereof, the Service Purchaser is left disadvantaged on a Service by Service basis or Customer by Customer basis, on mutual agreement at Senior Executive Level.

Provided that, once the Service Provider is able to provide the Service in compliance with this Agreement, or any Specific Service Agreement, as the case may be, the Service Purchaser shall, subject to ongoing compliance with this Agreement and any Specific Service Agreement, thereafter obtain such Service from the Service Provider, rather than a Competing Service. For greater certainty, nothing herein is intended to require the Service Purchaser to terminate or amend any bona fide commercial arrangements made with an alternative supplier or vendor.

3.7.                            The Parties acknowledge that each of them may be subject to binding commercial agreements with third parties made prior to the date of execution of this Agreement. Notwithstanding anything else contained herein, nothing in this Agreement shall be construed to require any Party hereto to act in a manner which would result in a default of its respective obligations under such agreements; provided that should any such agreement conflict with the obligations of, or impede the performance of, a Party under this Agreement, that Party agrees, where possible, to use commercially reasonable efforts to remove or minimize such conflict or impediment.

3.8.                            The Parties agree that they shall be entitled exclusively to manage their respective Services, provided that such management and provisioning of the Services shall be in accordance with the terms and conditions of this Agreement and all Specific Service Agreements. For greater certainty, subject to any Specific Services Agreement, the Service Provider reserves the right to change or discontinue any Service provided that such change or discontinuance shall not materially affect any Customers subscribing to the Services at the time of such change or discontinuance.

3.9.                            Each Party shall maintain and enhance the reputation, and acceptance of its respective Services.

3.10.                     The Parties acknowledge and agree that their respective Affiliates are not parties to this Agreement. Each of Bell Canada and Nexxia agree to use commercially reasonable efforts to cause their respective Affiliates to be included within the obligations which are referred to in the Articles 3.3, 3.4 and 3.5, as applicable.

4.                                      REPRESENTATIONS AND WARRANTIES

4.1.                            Each of Bell Canada and Nexxia, severally, represent and warrant to Teleglobe the following:

(a)                                  it has full power and authority to enter into and perform its obligations under this Agreement;

(b)                                 this Agreement has been duly authorized, executed and delivered by Bell Canada and Nexxia and constitutes a valid, binding and legally enforceable agreement of Bell Canada and Nexxia;

(c)                                  the execution and delivery of this Agreement, and the performance of the covenants and agreements herein contained are not restricted by and do not conflict with its Articles of Incorporation or bylaws or any resolutions of its directors or shareholders, or any contract, agreement or instrument to which either Bell Canada or Nexxia is either bound or subject; and

(d)                                 no consent or approval of any Person is required in connection with the execution and delivery of this Agreement by it, or the observance and performance by it of its obligations hereunder.

4.2.                            Teleglobe represents and warrants to Bell Canada and Nexxia the following:

(a)                                  Teleglobe has full power and authority to enter into and perform its obligations under this Agreement and to enforce the terms and conditions set out herein with its Affiliates;

(b)                                 this Agreement has been duly authorized, executed and delivered by Teleglobe and constitutes a valid, binding and legally enforceable agreement of Teleglobe;

(c)                                  the execution and delivery of this Agreement, and the performance of the covenants and agreements herein contained are not restricted by and do not conflict with its Articles of Incorporation or bylaws or any resolutions of its directors or shareholders, or any contract, agreement or instrument to which Teleglobe is either bound or subject; and

(d)                                 no consent or approval of any Person is required by Teleglobe in connection with the execution and delivery of this Agreement by it, or the observance and performance by it of its obligations hereunder.

4.3.                            Each Party represents and warrants to, and covenants and agrees with, the other Party that:

(a)                                  it is capable of delivering its respective Service in compliance with the terms and conditions of this Agreement and any Specific Service Agreement;

(b)                                 each employee, agent or sub-contractor provided by it hereunder shall be competent and qualified to perform those functions assigned to each such employee, agent or subcontractor:

(c)                                  it shall fulfill its obligations hereunder honestly and in good faith, and in a timely manner, exercising reasonable skill, care and diligence, in accordance with recognized professional and industry standards;

(d)                                 it possesses the knowledge, skill and experience necessary for the provision and completion of its obligations in accordance with the requirements of this Agreement;

(e)                                  it has secured and paid for, and is in good standing with respect to, all material permits, licenses and regulatory approvals applicable to or necessary for the performance of its obligations as contemplated hereunder;

(f)                                    in providing telecommunications services to Customer(s) related to Services acquired under this Agreement and Specific Services Agreements it shall, and shall cause its employees, agents or sub-contractors to, comply in all material respects with all rules and regulations established by such Customer regarding the conduct of personnel, including without limitation rules and regulations relating to environmental protection, occupational health and safety, human rights and security; and

(g)                                 neither infringe any third party Intellectual Property Right, nor incorporate or utilize any third party Intellectual Property without a valid license, or other right to do so.

5.                                      RIGHT OF FIRST REFUSAL FOR NEW SERVICES

5.1.                            Where either Bell Canada or Nexxia have requirements for the delivery of any and all telecommunications services to their respective Customers outside the Territory, other than for the Teleglobe Exclusive Services, or for Digital Video Services in the United States, each of Bell Canada or Nexxia shall grant to Teleglobe a right of first refusal (“ROFR”) with respect to the supply of such services (the “New Services”) pursuant to Article 5.2 hereof. For greater certainty, the ROFR shall only be applicable on a service by service basis. As of the date of execution of this Agreement the Parties hereby acknowledge and agree that Teleglobe’s ROFR has been exercised, and no exclusivity rights have been granted by either Bell Canada or Nexxia, with respect to ATM and Frame services.

5.2.                            Further to Article 5.1, where either Bell Canada or Nexxia (the “Initiating Party”) has a requirement for the delivery of New Services, the Initialing Party shall provide written notice (the “ROFR Notice”) to Teleglobe as it relates to such requirements. The ROFR Notice shall contain the Initiating Party’s requirements with sufficient detail to enable the formulation of an informed decision by Teleglobe. Within thirty (30) days after receipt of the ROFR Notice, Teleglobe shall notify the Initiating Party, in writing, of its interest in entering into a commercial arrangement with respect to the New Services identified in the ROFR Notice.

5.3.                            If Teleglobe either does not notify the Initiating Party of its interest within thirty (30) days or advises the Initiating Party that it is not interested in pursuing a commercial arrangement for New Services, the Initiating Party may make alternative arrangements regarding such New Services with a third party; provided that, if there is any material change in the Initiating Party’s requirements or a material change in the terms the Initiating Party is prepared to consider or accept with any such third party, the Initiating Party shall deliver a new ROFR Notice (before concluding arrangements with any third party) and the process described in this Article shall be repeated accordingly.

5.4.                            If Teleglobe advises the Initiating Party that it is interested in pursuing a Specific Service Agreement for New Services, then those Parties shall enter into negotiations, in good faith, with respect to the appropriate terms and conditions of the arrangement, including without limitation, price, service standard, ordering and delivery, terms of sale, reporting, billing format, marketing and promotional materials, advertising, service specifications, product development, service design and performance, training and support. For greater certainty, for any New Service where the Parties have agreed to enter into a Specific Service Agreement, such New Services in addition to being provided pursuant to the said Specific Service Agreement shall be deemed to be incorporated into, and be subject to, this Agreement and the applicable Schedule.

5.5.                            Notwithstanding Article 5.4 hereof, where Teleglobe fails to meet any material conditions of the ROFR and provided that Teleglobe has been given due notice and the reasons for its failure to meet such ROFR conditions along with a reasonable opportunity to cure such failure, the Initiating Party shall have the right, at any time, to terminate any negotiation at its sole discretion and to pursue alternative arrangements for the New Services covered by the ROFR Notice with a third party; provided that the Initiating Party notify Teleglobe of such intention and does not enter into such third party arrangement for a period of ten (10) Business Days following such notice; and further provided that, if there is any material change in the Initiating Party’s requirements or a material change in the terms the Initiating Party is prepared to consider or accept with any such third party, the Initiating Party shall deliver a new ROFR Notice to Teleglobe (before concluding arrangements with any third party) and the process described in this Article shall be repeated accordingly.

5.6.                            In the event Teleglobe declines to offer a particular New Service then Bell Canada or Nexxia shall thereafter not be required to submit to Teleglobe additional ROFRs with respect to such New Service until such time as Teleglobe notifies Bell Canada or Nexxia as applicable, that it is able to provide such New Service at which point Bell Canada or Nexxia shall thereupon consider Teleglobe, on a forward going basis, as a potential Service Provider of such New Service and shall use reasonable commercial efforts within its business discretion to move such New Service to Teleglobe at the most opportune time as business and technical considerations allow and further provide that Teleglobe meets all requirements originally set forth in the ROFR for such applicable New Service.

6.                                      TAXES

6.1.                            The Parties hereby agree that Charges for the Services do not include applicable Commodity Taxes and further agreed to be bound by all tax legislation applicable to the provision of the Services in and outside of the Territory as per the terms and conditions of the Specific Services Agreements.

7.                                      MOST FAVOURED SERVICE PURCHASER

7.1.                            Notwithstanding any Specific Service Agreement, commencing on July 1, 2001, and based on the Most Favoured Service Purchaser Assumptions set forth in Schedule 3 attached hereto, the Service Provider’s charges (the “Charges”) applicable for the purchase by the Service Purchaser of such Services, shall be at least as favorable as the charges provided by the Service Provider to any other service purchaser receiving similar services. Subject to this Article 7, if the Service Provider provides services similar to the Services at a price more favorable than the Charges to another service purchaser, the Service Provider shall extend such more favorable pricing to the Service Purchaser in accordance with the terms of this Agreement.

7.2.                            Either Nexxia and Bell Canada on the one hand, or Teleglobe on the other hand, shall be entitled to request from the other Party the delivery by such other Party, at Senior Executive Level, of a duly sworn and executed certificate confirming that such other Party is delivering its Services, or any one of them, in compliance with the obligations set out in Section 7.1 above.

7.3.                            The Parties hereby agree to establish, acting in good faith, a price adjustment mechanism to be instituted in the event that a Party hereunder fails to comply with any pricing provision of this Agreement.

8.                                      NETWORK PROVISIONING COLLABORATION

8.1.                            Subject to the rest of this Article 8, it is the general intent of the Parties to work together in order to reduce costs and increase efficiencies in provisioning Network Facilities for the purposes contemplated in this Section, with the intent to purchase such Network Facilities from each other.

8.2.                            The Parties hereby agree to collaborate on the provisioning of Network Facilities as follows:

(a)                                  In the cases of:

i)                                         Bell Canada’s or Nexxia’s (the “Requesting Party”), requirements in the United States; or

ii)                                      Teleglobe’s (the “Requesting Party”), requirements in the Territory the Requesting Party shall fulfill its requirements for Network Facilities from the other Party (the “Supplying Party”) in accordance with Article 7 but subject to Article 8.2(c) hereof; or

(b)                                 in the case of Cross-Border Facilities, where the Requesting Party has requirements for such Cross-Border Facilities, the Parties hereby agree to collaborate with one another as follows: subject to Articles 8.2(c) and 8.4 the Requesting Party shall fulfill its requirements for Cross-Border Facilities from the Supplying Party on a cost recovery basis, provided that such Cross-Border Facilities are available from the Supplying Party.  As an underlying principle, the Requesting Party’s use of Cross Border Facilities supplied on a cost recovery basis shall not at any time undermine the existing cross-border revenue base of the Supplying Party.  To facilitate this principle, commercial pricing of cross-border bandwidth opportunities shall be managed jointly between the Parties.  A quarterly review of market conditions, win/loss ratios, and other pertinent information on cross-border bandwidth opportunities, shall be held between the Parties at a Senior Executive Level, to ensure mutual success through market viable pricing and ongoing customer focus.

(c)                                  notwithstanding Articles 8.2(a) and 8.2(b)(i) the Requesting Party shall not be obligated to fulfill its requirements for Network Facilities or Cross-Border Facilities from the other Party where the Requesting Party will be left materially disadvantaged provided that where the Requesting Party decides for itself to fulfill its requirements from a third party supplier it shall obtain the consent of the other Party at Senior Executive Level prior to entering into any supply arrangement with a third party supplier, which consent cannot be withheld unreasonably.

8.3.                            Notwithstanding the foregoing, Bell Canada or Nexxia shall not be required to comply with Article 8.2(a) hereof where Bell Canada’s or Nexxia’s facility requirements in the United States relate to local access facilities from a Bell Canada or Nexxia PoP (Point of Presence), or such Parties’ Affiliates’ PoP (to be existing as of the Commencement Date), or extended access facilities where such extended access facilities can be considered predominantly off-net of Teleglobe’s network.

8.4.                            Notwithstanding the foregoing, Bell Canada or Nexxia shall not be required to comply with Article 8.2(b) hereof where Bell Canada’s or Nexxia’s Cross-Border Facilities requirements are for the purpose of cross-border switched minute terminations.

8.5.                            Further to Article 8.1 and subject to Article 8.2 above, during the term of this Agreement, the Parties agree to carry out bona fide and good faith discussion with regard to the matters related to network planning and any outstanding matters related thereto and that may need to be addressed in further definitive agreements. In this regard, the parties agree to make available competent and qualified employees, agents and/or advisors to further the intent of this Article 8.4 and hereby agrees that they have reached the following preliminary understandings, recognizing that the same are broadly stated and acknowledge that incorporation of such preliminary understandings, among other things, into the definitive agreements may require more specific and detailed terms and conditions:

(a)                                  the Parties will bear their own costs and expenses in connection with all matters relating to network planning contemplated herein, and the delivery of any definitive agreements, including without limitation, fees for their respective legal counsel, brokers, accountants and other professional advisors. No Party shall be authorized nor empowered to obligate the other or to incur any costs or expenses on behalf of the other;

(b)                                 any actions taken by the other Party in reliance on the preliminary principles set out herein shall be at that Party’s sole risk. No Party shall have any liability to the other based upon failure to enter into any agreement as contemplated herein; and

(c)                                  notwithstanding anything in this Article 8 the network planning as contemplated herein shall not imply or confirm any intention on the part of either Party to enter into any business relationship or any form of commitment by such Party with respect to the network planning. It is further acknowledged and agreed that, unless and until definitive agreements between the Parties concerning the network planning are executed and delivered, neither party shall have any legal obligation of any kind whatsoever with respect to the network planning contemplated herein, except, in the case of this Agreement, for the matters specifically agreed to herein. For purposes of this paragraph, the term “definitive agreement” does not include an executed memorandum of understanding, letter of intent or other preliminary written agreement.

9.                                      INDEMNITY AND LIMITATION OF LIABILITY

9.1.                            Without limiting any indemnity and limitation of liability otherwise expressly provided for herein or in any Specific Service Agreement, each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party hereto including its officers, directors, employees and authorized agents (collectively the “Indemnified Party”) from all claims, demands and causes of action arising out of any claim or action threatened or brought for personal injury or physical property damages caused by the acts or omissions of the Indemnifying Party, or its officers, directors, employees, authorized agents in connection with its obligations under this Agreement, save and except for those claims, demands or causes of action arising out of the negligence or wilful misconduct of, or breach of this Agreement by the Indemnified Party, or its officers, directors, employees, and authorized agents.

9.2.                            Notwithstanding anything in this Agreement, under no circumstances will a Party be liable to any other Party for any indirect, special, consequential, incidental, economic or punitive damages, including, without limitation, loss of data, loss of income, loss of profit or failure to realize expected savings arising directly or indirectly from the breach of contract (including fundamental breach or otherwise), negligence, any act or omission of that Party or its representatives, or under any theory of law or equity, even if the Party had been advised of, had knowledge of, or reasonably could have foreseen, the possibility of such damages. Notwithstanding anything to the contrary, in no event shall a Party be liable to any other Party for any direct damages arising however in excess of the aggregate of $2,000,000.

10.                               CONFIDENTIAL INFORMATION

10.1.                     For the purposes of this Article 10, “Informant” shall mean a Party to this Agreement providing any Confidential Information to the other Party to this Agreement and “Recipient” shall mean a Party to this Agreement receiving any Confidential Information from the Informant.

10.2.                     Each Recipient shall use Informant’s Confidential Information solely for the purposes of fulfilling their obligations or exercising their rights under this

Agreement. Each Recipient shall disclose Informant’s Confidential Information only as expressly provided by this Agreement.

10.3.                     Immediately upon receipt of an Informant’s request, the Recipient shall return to the Informant, or certify as destroyed, any and all tangible material concerning Confidential Information, together with all copies, whether such material was made or compiled by the Recipient or furnished by the Informant.

10.4.                     Each Recipient will take all reasonable precautions, which in no event shall be less than the precautions used by Recipient to maintain the confidentiality of its own confidential information, to maintain the secrecy of all Confidential Information disclosed to it by the Informant.

10.5.                     Unless it has received the prior written consent of the Informant, the Recipient will disclose Confidential Information of the Informant only to those directors, officers, employees, agents, subcontractors and professional advisors of the Recipient with a necessary and direct need to know the Confidential Information for the purposes of this Agreement, and warrants that all persons to whom Confidential Information is disclosed in accordance with this Article 10 will maintain the secrecy of such Confidential Information under obligations of non-disclosure no less stringent than those contained herein.

10.6.                     The obligations set out in this Article 10 shall not apply to any Confidential Information that:

(a)                                  at the time of disclosure is in the public domain;

(b)                                 shall become generally known through no act of the Recipient (but only after it is published or becomes part of the public domain);

(c)                                  was disclosed in good faith to the Recipient by a third party having legitimate possession and the right to make such disclosure and who did not require the Recipient to hold it in confidence;

(d)                                 was in legitimate possession of the Recipient prior to its disclosure by the Informant and was not acquired by the Recipient under an obligation of confidence;

(e)                                  is independently developed by the Recipient without use of the Confidential Information; or

(f)                                    the Recipient is required by a judicial, administrative or governmental body to disclose, provided that prior to disclosing any Confidential Information, Recipient promptly notifies Informant and shall co-operate with Informant to seek appropriate protective orders with respect to such portion of Confidential Information as is the subject of any such required disclosure.

10.7.                     Subject to the terms of this Agreement, each Party acknowledges that, notwithstanding the execution of this Agreement, the Informant maintains the sole and absolute discretion to determine what, if any, of the Confidential Information it will release to a Recipient.

10.8.                     Informant represents and warrants that it has, or will at the relevant time have, the right to make the disclosures required pursuant to the terms of this Agreement.

10.9.                     Ownership of and all rights, title and interest to any and all Confidential Information, copies and other material shall at all times vest exclusively in the Informant. The disclosure of Confidential Information shall not be construed as granting to the Recipient any rights, by license or otherwise under any copyrights, copyright applications, trade secrets, trademarks or other intellectual property rights in any country relating to any of the Confidential Information which the Informant or an associated corporation may now or hereafter own or to which it may hold licensing rights.

10.10.              In the event of a breach or threatened breach of this Article 12, the Parties agree that the harm suffered by the injured Party would not be compensable by monetary damages alone and, accordingly, that the injured Party shall, in addition to other available legal or equitable remedies, be entitled to apply for an injunction or other such equitable remedy as against such breach or threatened breach without the other Parties consent.

11.                               LIMITATION OF WARRANTY

11.1.                     EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN THE SPECIFIC SERVICE AGREEMENT, NEITHER PARTY MAKES REPRESENTATIONS, WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, EXPRESS OR IMPLIED WITH RESPECT TO THE SERVICES HEREUNDER OR OTHERWISE IN RELATION TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED REPRESENTATIONS, WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR THOSE ARISING STATUTORILY, FROM A COURSE OF CONDUCT, PERFORMANCE OR DEALING, TRADE USAGE OR OTHERWISE, AND ALL SUCH REPRESENTATIONS, WARRANTIES AND CONDITIONS ARE HEREBY EXCLUDED.

12.                               DISPUTE RESOLUTION

12.1.                     As between any two Parties, each of such Parties shall attempt to amicably resolve any disagreement or dispute which may arise between them regarding the interpretation, the performance of or the failure to perform under this Agreement.

12.2.                     In the event that any disagreement or dispute between such Parties continues for a period greater than thirty (30) days, the following procedures shall be followed by either of such Party (the “Initiating Party”) by providing to the other of such Party (the “Receiving Party”) a full written description of the Initiating Party’s position and the grounds for its disagreement or dispute (the “Dispute Documentation”) following which:

(a)                                  such Parties shall meet within five (5) Business Days of the Receiving Party receiving the Dispute Documentation to review the information contained therein;

(b)                                 the Receiving Party shall, within ten (10) Business Days of receipt of the Dispute Documentation provided by the Initiating Party, provide a written response to the Initiating Party fully describing the Receiving Party’s position; and

(c)                                  in the event that the matter remains unresolved for a further ten (10) Business Days after receipt by the Initiating Party of the information provided by the Receiving Party pursuant to this Article 12.2, such Parties shall, within a further ten (10) Business Days, arrange for their respective officers responsible for this Agreement to meet to attempt to resolve the dispute.

12.3.                     In the event that the process in Article 12.2 is followed and the dispute remains unresolved for a further ten (10) Business Days following the meeting of such Parties’ respective officers as described in Article 12.2(c), the following procedures shall apply:

(a)                                  the dispute, shall be settled by arbitration in Ottawa in accordance with the Arbitration Act, S.O. 1991, c.17 (Ontario), or such other place and in accordance with such other arbitration legislation as the Parties shall agree;

(b)                                 such arbitration shall be heard by a panel of three (3) arbitrators;

(c)                                  each of such Parties to the dispute shall nominate one (1) arbitrator, and the two arbitrators so nominated shall agree on the appointment of a third arbitrator as chairman within ten (10) days of the confirmation of the appointment of the second arbitrator;

(d)                                 in the event that the arbitrators nominated by such Parties fail to agree on a chairman within the period stated, either Party may apply to the Ontario Court (General Division) pursuant to Article 9 of the Arbitration Act, S.O. 1991, c.17 (Ontario) or such other appropriate court pursuant to the agreed arbitration legislation, as the case may be, for the purpose of appointing a third arbitrator as chairman;

(e)                                  all arbitrators shall be qualified in law and shall have expertise in commercial law and the telecommunications industry in Canada;

(f)                                    any monetary award by the arbitration panel shall include interest calculated from the date of initial written description pursuant to Article 12.2 using the current Bank of Canada prime rate plus two percent (2%);

(g)                                 the decision of the arbitration panel shall be final and binding upon such Parties, and in any event, shall be rendered within one hundred and twenty (120) days of the issuance by the Initiating Party of its Dispute Documentation under Article 12.2; and

(h)                                 notwithstanding anything herein, each of the Parties may at any time seek interim judicial relief against the other Party from any authority having jurisdiction with respect to the subject matter of this Agreement.

13.                               GENERAL

13.1.                     Force Majeure. No party will be liable for delay or failure to perform its obligations herein (other than any payment obligations of the Service Purchaser to the Service Provider) for causes beyond its reasonable control and without the fault or negligence of such party provided that such party will use due diligence in attempting to remove the cause. Such causes will include, but not be limited to, strikes and labour disputes, acts of God or government, acts of wars, riot or epidemic. In the event that any such cause should continue for a period of three (3) months, any Party which is not subject to the force majeure shall have the right to terminate this Agreement.

13.2.                     Amendments. This Agreement may be amended or supplemented only in writing and signed on behalf of the Parties by authorised signatories.

13.3.                     Waiver. No failure or delay of either Party in exercising any right or remedy under this Agreement (and no course of dealing between the Parties) shall operate as a waiver of any such right or remedy.

13.4.                     Relationship of Parties. There is no relationship of agency, partnership, joint venture, employment between the Parties. Neither Party has the authority to bind any other Party or to incur any obligation or liability on any other Party’s behalf.

13.5.                     Notices. All notices, requests, demands or communications required or permitted hereunder shall be in writing, and delivered either personally or by facsimile or electronic transmission by e-mail, or certified or registered mail to the respective addresses as set forth below (or at such other addresses as shall be given in writing by either Party to the other). All notices, requests, demands or communications shall be deemed to have been given upon personal delivery or on the Business Day following the date of the facsimile or electronic transmission by e-mail, or when received if sent by certified or registered mail.

If to Bell Canada and Nexxia:	If to Teleglobe:

Pam Went	J.P. Gratton
Senior Vice-President	Vice-President-Carrier Services
Floor 8, 483 Bay Street	185 The Westmall, Suite 620
Toronto, Ontario	Toronto, Ontario
M5G 2C9	M9C 5L5

Phone: 416-353-6670	Phone: 416-287-5499
Facsimile: 416-977-9366	Facsimile: 416-287-5476

Copy to:	Copy to:

Tim McGee	Teleglobe USA Inc.
Chief Legal Officer	11480 Commerce Park Drive
Floor 6N, 483 Bay Street	Reston, Virginia, USA
Toronto, Ontario	20191
M5G 2C9	Attention: General Counsel

Facsimile: 416-593-6882	Facsimile: 703-755-2694

13.6.                     Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties. No other person, including invitees, members of the general public and other third Parties are intended to have nor shall have any rights whatsoever under this Agreement, whether for injury, lose or damage to persons or property, or for economic loss, damage or injury.

13.7.                     Equitable Relief. Either Party may seek injunctive or other equitable relief to remedy any actual or threatened dispute.

13.8.                     Entire Agreement. This Agreement, including any supplements hereto, represent the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes any prior representations, discussions, negotiations and agreements, whether written or oral.

13.9.                     Order of Precedence. In the event of any conflict or inconsistency among or between this Agreement, and any Specific Service Agreement the terms and conditions of this Agreement shall prevail.

13.10.              Survival. The Parties hereby agree that the following Articles 9, 10, 12 and 13.10 as well as other provisions which survive at law, shall survive termination and/or expiration of this Agreement.

13.11.              Independent Counsel.  This Agreement has been negotiated at arms length and jointly prepared by the Parties and their respective counsel of choice.

13.12.              Assignment.  Any Party to this Agreement shall not assign any of its rights or obligations hereunder without the prior written consent of the other Parties.  Notwithstanding the foregoing, any of such Parties shall have the right to assign all or part of this Agreement to an Affiliate.

13.13.              Compliance with Law.  The Parties will, at their own expense, operate in full compliance with all laws, rules and regulations applicable to, and maintain in force all licenses and permits required for, their performance under this Agreement.

Signed for and on behalf of	Signed on behalf of BELL CANADA
TELEGLOBE INC.	and BCE NEXXIA INC.

/s/ Marc Bouchard	/s/ R.J. Reynolds
Name MARC BOUCHARD	Name

Vice President	President & CEO, Bell Nexxia
Title	Title

Dec. 20/2001
Date	Date

FIRST AMENDMENT TO
MASTER WHOLESALE PRICING AND SERVICES COORDINATING AGREEMENT

THIS FIRST AMENDMENT TO THE MASTER WHOLESALE PRICING AND SERVICES COORDINATING AGREEMENT (this “First Amendment”) dated June 12, 2003, with effect as to certain agreements contained herein as of the first day of April, 2003 (the “Effective Date”) is made

BETWEEN:

TELEGLOBE CANADA ULC, an amalgamated unlimited liability company amalgamated under the laws of the Province of Nova Scotia, having an office at 1000 rue de la Gauchetiere, Montreal, Quebec, Canada (“Teleglobe”);

AND:

BELL CANADA, a Canadian corporation incorporated under the laws of Canada having an office at 483 Bay Street, Floor 6N, Toronto, Ontario, Canada (“Bell Canada”);

RECITALS:

WHEREAS Teleglobe Inc., Bell Canada and BCE Nexxia Inc. (“Nexxia”) were parties to a Master Wholesale Pricing and Services Coordinating Agreement made as of January 1, 2001 (the “Master Agreement”); and

WHEREAS on May 15, 2002 Teleglobe Inc., together with certain of its affiliates, filed for and obtained protection from their creditors (the “Canadian Insolvency Proceedings”) under the Companies’ Creditors Arrangement Act R.S.C, 1985, c. C-36 (the “CCAA”) pursuant to an order of the Ontario Superior Court of Justice (the “CCAA Court”); and

WHEREAS in the course of the Canadian Insolvency Proceedings, and pursuant to a purchase agreement made and entered into as of September 18, 2002 between TLGB Acquisition LLC as purchaser (the “Purchaser”), Teleglobe Inc. and Teleglobe USA Inc., together with such other parties enumerated therein, as amended, (the “Purchase Agreement”), Teleglobe Inc. agreed to assign the Master Agreement to the Purchaser (or an affiliate thereof, as contemplated by the Purchase Agreement); and

WHEREAS pursuant to the Canadian Insolvency Proceedings, on October 2, 2002, Teleglobe Inc. obtained an order from the CCAA Court approving and authorizing, inter alia, the Purchase Agreement and the transactions contemplated thereby, on the terms and conditions contained in such order; and

WHEREAS pursuant to the Canadian Insolvency Proceedings, on October 23, 2002, Teleglobe Inc. obtained the Bell Order, which, subject to and conditional upon Closing, authorized and entitled Teleglobe Inc. to assign, transfer and deliver to the Purchaser (or an affiliate thereof, as contemplated by the Purchase Agreement), all of Teleglobe Inc.’s rights, title and interest in the Master Agreement (among other agreements), on the terms and subject to the conditions contained in the Bell Order including, without limitation, that the Purchaser (or an affiliate thereof, as contemplated by the Purchase Agreement) assume all covenants, obligations, conditions, liabilities, provisos and other commitments of Teleglobe Inc. under the Master Agreement (among other agreements), and that the Purchaser be otherwise subject to all the requirements of Teleglobe Inc. therein arising, as if the Purchaser were an original signatory thereto; and

WHEREAS Nexxia amalgamated with Bell Canada on March 31, 2003 and continued as Bell Canada; and

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WHEREAS the Purchaser designated its affiliate (as contemplated by the Purchase Agreement), Teleglobe Canada II ULC, as the entity to which contracts, assets and the business of Teleglobe Inc. would be transferred, pursuant to the terms of the Purchase Agreement; and

WHEREAS the transaction as approved by the CCAA Court pursuant to the orders described, and described in the Purchase Agreement was closed on May 30, 2003, resulting in, inter alia, the assignment of, inter alia, the Master Agreement by Teleglobe Inc. to Teleglobe; and

WHEREAS immediately following completion of the Closing on May 30, 2003, Teleglobe Canada II ULC amalgamated with Teleglobe Canada ULC, to form Teleglobe, an amalgamated unlimited liability company amalgamated pursuant to the laws of the Province of Nova Scotia; and

WHEREAS as a consequence thereof, the Master Agreement is presently an agreement pursuant to which Teleglobe is responsible for the covenants, obligations, conditions, liabilities, provisos and other commitments of Teleglobe Inc. and Teleglobe is otherwise subject to all the requirements of Teleglobe Inc. therein arising as if Teleglobe were an original signatory thereto; and

WHEREAS the Parties desire to amend the Master Agreement in accordance with the terms and conditions set forth herein.

NOW THEREFORE, THIS FIRST AMENDMENT WITNESSETH that in consideration of the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto covenant and agree as follows:

INTERPRETATION AND DEFINITIONS

Terms having initial capital letters and capitalized terms used, but not otherwise defined in this First Amendment, including its recitals, shall have the respective meanings set out in the Master Agreement.  Certain terms having initial capital letters and capitalized terms used in this First Amendment are defined in the context in which they appear and shall have the respective meanings there indicated.

In this First Amendment, including its recitals, unless otherwise defined or unless the context otherwise requires, the following terms shall have the following meanings:

“Allocation” means the allocated dollar amount of either Right to Match Right or Flex Right of the Parties determined pursuant to Sections 5.1.1(a) and 5.2.1(b) hereof;

“ASR” means Answer Seizure Ratio as defined by the International Telecommunication Union;

“Bell Order” means the CCAA Court Order dated October 23, 2002;

“Buyer” means either Bell Canada or Teleglobe, as the case may be, as purchaser or intended purchaser of the Teleglobe Services, the Bell Services or Competing Services, as the case may be;

“Closing” has the meaning set out in the Purchase Agreement;

“Competing Provider” means a provider of a Competing Service;

“Competing Service” means any telecommunications product or service, that is the same as or substantially similar to either a Teleglobe Service or Bell Service, or is otherwise competitive with either a Teleglobe Service or Bell Service, in circumstances where and to the extent that any

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such Teleglobe Service or Bell Service is subject to any exclusivity requirements, Right to Match, Flex, or a minimum volume commitment, as contemplated in the Master Agreement as amended pursuant hereto;

“Content Provider” means a Person that creates information, educational or entertainment content for the Internet;

***

***

“Flex” means the right of either Bell Canada or Teleglobe, as the case may be, as Buyer, to obtain Competing Services on terms and subject to conditions determined in its sole discretion to be acceptable to it and in respect of which, notwithstanding any provision of the Master Agreement to the contrary, no obligation to purchase from Supplier or Right to Match shall apply;

“Home Country Direct Service” means the access service provided by Bell Canada to Teleglobe in order for Teleglobe to offer to foreign carriers the underlying services associated with the provisioning by such foreign carriers of services similar in functionality to the Canada Direct Service;

“IDDD Outbound Services” has the meaning set out in Section 5.2.1(b) hereof;

“IP Transit Monthly Volume Commitment” has the meaning set out in Section 5.2.1(a) hereof;

“Off-Net Delay” means the time interval required for IP Transit traffic to travel from Bell Canada’s directly connected serial interface with the Teleglobe network to Teleglobe’s directly connected serial interface with a Tier-I Peer;

“On-Net Traffic” has the meaning set out in Section 5.2.1(a)(ii)(1) hereof;

“Parties” means Bell Canada and Teleglobe;

“Party” means either Bell Canada, or Teleglobe as the context requires;

“Pre-determined Connection Points” means the following connection points:  Chicago, Montreal, New York, Newark, Seattle, Toronto or Vancouver;

“Required Information” means the information to be provided, in writing, by the Buyer to the Supplier pursuant to the exercise of a Right to Match of Supplier, comprising:

(i)             in the case of the services set out in Sections 5.1.1(b) and 5.2.1 (c) hereof:

(a)          technical description (e.g. locations A-end/ Z-end and Customer premise equipment required);

(b)         SLAs/SLOs;

(c)          price;

(d)         term/termination;

(e)          delivery interval(s);

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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(f)            any penalty provisions for failure to meet requirements for the service described herein; and

(g)         the maximum allowed response time for RFQs.

(ii)          in the case of Switch Minute Terminations in Canada and IDDD Outbound Services:

(a)          traffic volumes, which for the avoidance of doubt, shall be an estimated amount of traffic for a fixed period of time;

(b)         destination definition (i.e., the numbering ranges and destination codes that comprise a destination);

(c)          price;

(d)         required notice period for rate changes;

(e)          term commitments;

(f)            delivery (an adjustment shall be required to reflect any delivery points other than via Pre-determined Connection Points);

(g)         quality (target ASR, allowable variances, and conditions under which Buyer will determine that the quality requirements have not been achieved);

(h)         traffic grooming (i.e., routing specifications other than a representative distribution of traffic available to be sent to all carriers);

(i)             any traffic restrictions or limitations within a destination;

(j)             details of any return traffic arrangements, where the applicable rates are contingent upon return traffic, and how such return traffic has been reflected in the “price”; and

(k)          type of route (i.e. Full, Partial, Bilateral or Partial-Bilateral);

“Right to Match” or “Right to Match Right” means the right of either Bell Canada or Teleglobe, as Supplier, to choose whether or not to contract on the terms of an offer presented to Supplier by Buyer in accordance with, and subject to the terms of, Sections 5.1.1(a), 5.1.1(b), 5.2.1(b), 5.2.1(c) and Section 7 hereof;

“Rights” means, collectively, the Right to Match and Flex;

“Supplier” means either Bell Canada or Teleglobe, as the case may be, as supplier or, prospective supplier, respectively of the Bell Services or Teleglobe Services;

“Teleglobe Potential IDDD Customers” has the meaning set out in Section 5.1.2(b) hereof;

“Teleglobe Potential IP Customers” has the meaning set out in Section 5.1.2(a) hereof;

***

“2003 Excluded Traffic” means the Bell Canada IDDD Outbound Services generated traffic in January and February 2003 as a result of special traffic promotions, ***;

“2002 Excluded Traffic” means the Bell Canada IDDD Outbound Services generated traffic in November and December 2002 as a result of special traffic promotions, ***; and

“Wholesale Traffic” means the IDDD Outbound Services traffic originating from Bell Canada’s Wholesale Customers connected directly to a Teleglobe switch under a contract between Bell Canada and such Wholesale Customers, unless otherwise agreed by the Parties in writing.

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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2.                                      RETROACTIVE EFFECT OF THE FIRST AMENDMENT

Retroactivity.  The Parties agree that notwithstanding that the Closing occurred on May 30, 2003, the amendments to the Master Agreement contemplated by this First Amendment shall have effect, to the extent contemplated herein, as at and from the Effective Date.

3.                                      MASTER AGREEMENT/COURT ORDERS

Master Agreement; Court Orders.  For the avoidance of doubt the Master Agreement, the Bell Order and all collateral and related orders remain in full force and effect.  The Master Agreement is only modified in so far as this First Amendment specifically provides, including without limitation, extensions of Initial Term, Flex, Rights to Match, non-exclusivity and pricing principles.  Except as amended herein, all of the terms and conditions of the Master Agreement shall remain in full force and effect.

4.                                      TERM AND TERMINATION

4.1                               Term and Termination.  Article 2.1 of the Master Agreement is hereby amended to extend the Initial Term of the Master Agreement until December 31, 2007 (at which time the Master Agreement and the First Amendment shall terminate) with respect to:

(a)                                  Switch Minute Terminations in Canada;

(b)                                 IP Transit Services;

(c)                                  Canada Direct Services;

(d)                                 Operator Handled (OH) services;

(e)                                  ITFS/UIFN services;

(f)                                    IDDD; and

(g)                                 Home Country Direct.

4.2                               Idem.  For IPL Services, ISDN Services, and all other Services except those specifically referenced in Section 4.1 above, the Master Agreement and this First Amendment shall terminate on December 31, 2005.

4.3                               Idem.  Article 2.1 of the Master Agreement is hereby further amended by deleting the second sentence thereof.

5.                                      OBLIGATIONS OF THE PARTIES

5.1                               Amendment of Article 3.3 of Master Agreement.  Article 3.3 of the Master Agreement is hereby amended by deleting the first sentence, and replacing it with Sections 5.1.1 and 5.1.2 below:

5.1.1                     Teleglobe Flex; Bell Right to Match.  Subject to Article 3.6 of the Master Agreement, Teleglobe shall fulfill, satisfy and discharge all of its requirements for the delivery of telecommunications services in the Territory exclusively with and from Bell Canada through the delivery by Bell Canada of the Bell Services, unless Bell Canada declines in writing to supply any of such Bell Services; provided that, Teleglobe shall no longer be bound or restricted by any exclusivity obligation contained in the Master Agreement (as amended by the First Amendment) only to the extent it is granted Flex Rights and Right to Match Rights as contemplated by the terms set out below.

(a)                                  Teleglobe Allocations.  Teleglobe shall be subject to the followings rights and obligations with respect to Switch Minute Terminations in Canada:

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(i)             in 2003, Teleglobe may obtain up to *** of its required volume of Switch Minute Terminations in Canada by way of exercising its Flex Right, and up to *** of its required volume of Switch Minute Terminations in Canada shall be subject to a Bell Canada Right to Match, pursuant to the calculation set forth below in this Section 5.1.1(a);

(ii)          in 2004, Teleglobe may obtain up to *** of its required volume of Switch Minute Terminations in Canada by way of exercising its Flex Right, and up to *** of its required volume of Switch Minute Terminations in Canada shall be subject to a Bell Canada Right to Match, pursuant to the calculation set forth below in this Section 5.1.1(a);

(iii)       in 2005, Teleglobe may obtain up to *** of its required volume of Switch Minute Terminations in Canada by way of exercising its Flex Right, and up to *** of its required volume of Switch Minute Terminations in Canada shall be subject to a Bell Canada Right to Match, pursuant to the calculation set forth below in this Section 5.1.1(a);

(iv)      in 2006, Teleglobe shall route a minimum of *** of its required volume of Switch Minute Terminations in Canada to Bell Canada, and *** of its required volume of Switch Minute Terminations in Canada shall be subject to a Bell Canada Right to Match, pursuant to the calculation set forth below in this Section 5.1.1(a); and

(v)         in 2007, Teleglobe shall route a minimum of *** of its required volume of Switch Minute Terminations in Canada to Bell Canada, and *** of its required volume of Switch Minute Terminations in Canada shall be subject to a Bell Canada Right to Match, pursuant to the calculation set forth below in this Section 5.1.1(a).

Determination of Allocations.  The Flex Right and Right to Match Allocations contemplated in this Section 5.1.1(a) shall be determined as follows.  The required volume of Switch Minute Terminations in Canada for 2003 shall be an amount expressed in dollars, equal to the aggregate sum of the products of the total volume of Switch Minute Terminations in Canada for each route purchased by Teleglobe from Bell Canada in 2002, multiplied by the applicable rates established and in effect on January 1, 2003 on a route by route basis.  The required volume of Switch Minute Terminations in Canada for subsequent years (for the purpose of determining the Flex Right and Right to Match Right Allocations for such subsequent years) shall be an amount, expressed in dollars, established, on an annual basis, on the first day of each such subsequent calendar year (in this Section 5.1.1(a) “Adjustment Date”) and be equal to the aggregate sum of the products of the total volume of the Switch Minute Terminations in Canada for each route during the last calendar year preceding the Adjustment Date (in this Section 5.1.1(a) “Base Year”) multiplied by the average rates applicable during the months of November and December of the Base Year.  For avoidance of doubt, the Parties agree that the required volume of Switch Minute Terminations in Canada for the purposes of each Base Year, shall include only the traffic routed to Bell Canada and Bell West Inc., together with the traffic routed by Teleglobe to Competing Providers on a Flex Right or Right to Match Right basis.

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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Rights:  Excesses and Shortfalls.  Subject to the terms and conditions set forth in this paragraph, Teleglobe agrees it shall not exceed its Allocation in each year.  Commencing on January 1, 2004, in any given month thereafter, Teleglobe shall not exercise more than (i) *** of its average monthly Right to Match Right and Flex Right Allocation, calculated on an aggregated basis, nor (ii) more than *** of each of its average monthly Allocations, such average monthly Rights to be calculated based on the annual Flex Right and Right to Match Right Allocations (in aggregate with respect to (i) and separately with respect to (ii)) set forth above, divided by twelve months.  For greater certainty, however, the Parties agree that the foregoing restrictions related to Teleglobe exceeding its Allocation shall not apply to its exercise of the Rights during 2003.  Where Teleglobe exercises any of the Rights, in any calendar year, in excess of the Teleglobe Allocation or fails, on the other hand, to use the Rights up to the Teleglobe Allocation, such excess or shortfall, may be carried forward as follows:  (i) in the case of a shortfall in the exercise of the Rights, a maximum of *** for each of the Right to Match Right Allocation and Flex Right Allocation in a given year shall be added to the Right to Match Allocation or the Flex Right Allocation, as the case may be, in the calendar year following the calendar year where such shortfall occurred; and (ii) in the case of any excess in the exercise of the Rights, a maximum of *** for each of the Right to Match Right Allocation and Flex Right Allocation in a given year shall be debited on a dollar for dollar basis from the respective Rights in the calendar year following the calendar year where such excess use occurred, provided that Teleglobe shall have used commercially reasonable efforts to exercise the Rights at the Teleglobe Allocation in each calendar year.  In addition, the Parties further agree that should Teleglobe exercise any of the Rights, in any calendar year, in excess of *** (“Excess Amount”) of each of the Right to Match Right and Flex Right Allocation, respectively, in a given year, such excess shall be debited from Teleglobe’s Right to Match Right and/or Flex Right Allocation, as the case may be, for the following year in an amount equal to twice the Excess Amount.

Debiting of Allocations.  The respective Flex and Right to Match Allocations shall be debited by deducting amounts expressed in dollars equal to the product of the volume of Switch Minute Terminations in Canada utilized by Teleglobe on a Flex and Right to Match basis multiplied by the rates used in the determination of the Flex Right or Right to Match Right Allocation as set forth in Section 5.1.1(a) above (i.e., rates in effect on January 1,2003 and the average applicable rates in effect during the months of November and December of each Base Year for subsequent years), on a route by route basis.

(b)                                  Right to Match on Other Services.  Teleglobe shall, from the Effective Date, be entitled to obtain Competing Services, as the same relate to private line services, such as network circuit and local loop facilities in the Territory (including for example, BandWidth Select, Megalink) as well as for Cross Border Facilities and Network Facilities, subject to Bell Canada’s Right to Match, in all instances, for such Teleglobe requirements; provided that with respect to Cross Border Facilities and Network Facilities, the pricing principles set out in the Master Agreement shall continue to apply.  For greater certainty, Bell Canada’s Right to Match pursuant to this Section 5.1.1(b) shall not result in debiting of Bell Canada’s Right to Match Allocation.

5.1.2                     Teleglobe Access to Canadian Market.  Teleglobe shall not directly or indirectly promote, market or sell any telecommunications services to Customers in the Territory, either on a retail or wholesale basis, other than to Bell Canada; provided that Teleglobe shall no longer be bound, from May 15, 2003 and thereafter, by such restriction, but only to the extent set forth below.

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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(a)                                  IP Transit Potential Customers.  With respect to IP Transit Services, Teleglobe shall be entitled to promote, market and sell, on a non-exclusive basis, in the Territory, Teleglobe’s IP Transit Services solely to the entities listed below (the “Teleglobe Potential IP Customers”), on the following terms and conditions:

(i)                                     *** and *** and to that end Bell Canada consents to Teleglobe executing, after the date of execution of the First Amendment, with *** and ***, IP Transit Services agreements with *** and ***, provided that Teleglobe shall not, during the term of any IP transit related agreements, in force and effect at the Effective Date, between Bell Canada and *** and ***, respectively, (the “Bell Agreements”), induce either *** or *** to terminate their respective Bell Agreement early or breach their respective Bell Agreement, or conduct itself in a manner which would interfere with Bell Canada’s rights thereunder, or the management of the Bell Agreements, including without limitation, a reduction in the monthly volume commitment of IP traffic routed by *** and *** to Teleglobe under the Bell Agreement with Bell Canada as of the Effective Date from *** and ***.  Teleglobe may support Bell Canada in its management of the Bell Agreements where requested by *** and/or *** by directly interfacing with *** and/or *** for certain functions, subject to Bell Canada’s consent, (which consent shall not be unreasonably withheld) and further provided that any action taken by Teleglobe in supporting Bell Canada shall not impair revenue recognition by Bell Canada under Canadian GAAP, in respect of such Bell Agreements.

In addition, Teleglobe hereby agrees, from the Effective Date:

(1)                                  until March 1, 2004, to charge Bell Canada a rate of *** per Mbps for all *** IP transit related traffic sent to Teleglobe under the Bell Agreement with ***; and

(2)                                  until October 31, 2003, to charge Bell Canada a rate of *** per Mbps for all *** IP transit related traffic sent to Teleglobe under the Bell Agreement with ***.

For avoidance of doubt, from March 1, 2004 with respect to *** and from October 31, 2003 with respect to ***, and thereafter, Teleglobe shall no longer have any obligations to Bell Canada or restrictions with respect to *** and *** as such obligations or restrictions relate to IP Transit Services.

(ii)                                  the following additional Canadian cable companies:  *** and ***;

(iii)                               the following Canadian carriers:  ***, and ***; and

(iv)                              the following Content Providers:***, and to that end Bell Canada agrees to use reasonable commercial efforts, to assign to Teleglobe any and all IP transit related agreements Bell Canada may have entered into, solely as it relates to Teleglobe IP Transit Services, with any of the foregoing Content Providers, provided that Bell Canada shall be entitled to recognize all revenue under Canadian GAAP in respect of such agreements described in this Section 5.1.2(a)(iv), as it relates to their respective IP transit generated business, until the expiry of the then current terms of such IP transit related agreements.  Teleglobe

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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shall be entitled to promote, market and sell IP Transit Services to three (3) additional Content Providers for each of 2004 and 2005, and only two (2) additional Content Providers in each of 2006 and 2007, all of which are subject to Bell Canada’s prior written approval, which approval shall not be unreasonably withheld.

(b)                                  IDDD Potential Customers.  Teleglobe shall be entitled to promote, market and sell, in the Territory, on a non-exclusive basis, Teleglobe’s IDDD Services, solely to *** and *** (collectively the “Teleglobe Potential IDDD Customers”).

(c)                                  Canada Direct Services.  Teleglobe shall be entitled to promote, market and sell Canada Direct Services to ***

5.1.3                     Second Amendment of Article 3.3 of Master Agreement.  The second sentence of Article 3.3 of the Master Agreement is hereby deleted and replaced with the following:  “Subject to the foregoing (Section 5.1.2 of the First Amendment), and for greater certainty, Teleglobe agrees that it shall not create or participate directly or indirectly, or through the use of an Affiliate, in any initiative aimed at providing Competing Services at either the wholesale or retail level to any Person in the Territory”.

5.2                               Amendment of Article 3.4 of Master Agreement.  Article 3.4 of the Master Agreement is hereby amended by deleting the first sentence, and replacing it with Section 5.2.1 below:

5.2.1                     Bell Canada Flex; Teleglobe Right to Match.  Subject to Articles 3.5 and 3.6 of the Master Agreement as amended, Bell Canada shall fulfill, satisfy and discharge all of its requirements for the delivery, outside of the Territory of the Teleglobe Exclusive Services through Teleglobe; provided that from the Effective Date, Bell Canada shall no longer be bound or restricted by any exclusivity obligations contained in the Master Agreement (as amended by the First Amendment) only to the extent it is granted Flex Rights and Right to Match Rights as contemplated by the terms set out below.

(a)                                  IP Transit Commitment.  ***

(i)                  For the avoidance of doubt, subject to this Section 5.2.1(a) and Section 5.4, Bell Canada shall pay Teleglobe for the greater of:  (1) the Bell Canada actual IP Transit traffic routed through Teleglobe, in a given month; and (2) the IP Transit Monthly Volume Commitment.

(ii)               For greater certainty, and for the purpose of determining the IP Transit Monthly Volume Commitment, the Parties agree as follows:

(1)                                 the IP Transit Monthly Volume Commitment shall be composed solely of traffic routed directly (connected) to Teleglobe IP ports from Bell Canada routers (“On-Net Traffic”);

(2)                                 the IP Transit Monthly Volume Commitment for each of 2003, 2004 and 2005 shall be adjusted downward (on a per Gb, or any portion thereof, basis) where Bell Canada is able to demonstrate to Teleglobe (acting reasonably), within sixty (60) days from the receipt of a Signing Notice (hereinafter defined) that it has lost any On-Net Traffic as a result of Teleglobe having signed or entered into agreements with any of the

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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Teleglobe Potential IP Customers (other than *** and ***), which were under contract with and connected directly to Bell Canada, as of the Effective Date, for the purpose of Bell Canada supplying IP Transit Services to such Teleglobe IP Potential Customers (which shall include, for greater certainty, any agreement assigned by Bell Canada to Teleglobe pursuant to Section 5.1.2 (a) (iv) hereof).  Teleglobe shall provide Bell Canada with written notice of any agreements Teleglobe enters into with any of the Teleglobe IP Potential Customers (the “Signing Notice”) within thirty (30) days of such agreements having been entered into.  For greater certainty, the aforementioned lost On-Net Traffic to be applied against the IP Transit Monthly Volume Commitment shall be at a maximum, the amount of Teleglobe On-Net Traffic lost by Bell Canada to Teleglobe and not the IP Transit traffic actually sent by such Teleglobe IP Potential Customers to Teleglobe or previously sent to Bell Canada; and

(3)                                 any traffic sent to *** and/or *** by Bell Canada via a Teleglobe port shall not be computed as part of the IP Transit Monthly Volume Commitment.

(iii)                               ***

(iv)                              ***

(b)                                  Bell Canada Allocation.  Bell Canada shall be subject to the following rights and obligations with respect to IDDD services obtained by Bell Canada and terminating outside of the Territory (“IDDD Outbound Services”) :

(i)                                     in 2003, Bell Canada may obtain up to *** of its required volume of IDDD Outbound Services by way of exercising its Flex Right, and up to *** of its required volume of IDDD Outbound Services shall be subject to a Teleglobe Right to Match, pursuant to the calculation set forth below in this Section 5.2.1(b);

(ii)                                  in 2004, Bell Canada may obtain up to *** of its required volume of IDDD Outbound Services by way of exercising its Flex Right, and up to *** of its required volume of IDDD Outbound Services shall be subject to a Teleglobe Right to Match, pursuant to the calculation set forth below in this Section 5.2.1(b);

(iii)                               in 2005, Bell Canada may obtain up to *** of its required volume of IDDD Outbound Services by way of exercising its Flex Right and up to *** of its required volume of IDDD Outbound Services shall be subject to a Teleglobe Right to Match, pursuant to the calculation set forth below in this Section 5.2.1(b);

(iv)                              in 2006, Bell Canada shall route a minimum of *** of its required volume of IDDD Outbound Services to Teleglobe and *** of its required volume of IDDD Outbound Services shall be subject to a Teleglobe Right to Match, pursuant to the calculation set forth below in this Section 5.2.1(b); and

(v)                                 in 2007, Bell Canada shall route a minimum of *** of its required volume of IDDD Outbound Services to Teleglobe and *** of its required

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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volume of IDDD Outbound Services shall be subject to a Teleglobe Right to Match, pursuant to the calculation set forth below in this Section 5.2.1(b).

Determination of Allocations.  The Flex Right and Right to Match Right Allocations contemplated in this Section 5.2.1(b) shall be determined as follows.  The required volume of IDDD Outbound Services, shall be an amount, expressed in dollars, which, for 2003 shall be equal to the aggregate sum of the products of the total volume of IDDD Outbound Services for each route purchased by Bell Canada from Teleglobe in 2002 (excluding the 2002 Excluded Traffic, provided that such 2002 Excluded Traffic shall be replaced with the average Bell Canada IDDD Outbound Services traffic recorded for mobile and Cuba terminating traffic in the months of September and October of 2002) multiplied by the applicable rate established and in effect on January 1, 2003 on a route by route basis.  The required volume of IDDD Outbound Services for subsequent years (for the purpose of determining the Flex Rights and Right to Match Right Allocations for such subsequent years) shall be an amount, expressed in dollars, established on an annual basis, on the first day of each such subsequent calendar year (in this Section 5.2.1(b) the “Adjustment Date”) equal to the aggregate sum of the products of the total volume of IDDD Outbound Services for each route during the last calendar year preceding the Adjustment Date (in this Section 5.2.1(b) the “Base Year”) multiplied by the average rate applicable during the months of November and December of the Base Year.  Provided that in 2004, IDDD Outbound Services purchased by Bell Canada shall exclude the 2003 Excluded Traffic replacing such 2003 Excluded Traffic with the average Bell Canada IDDD Outbound Services traffic recorded for Cuba terminating traffic in the months of March and April 2003.  For avoidance of doubt, the Parties agree that the IDDD Outbound Services required volume for the purposes of each Base Year shall include only the traffic routed to Teleglobe together with the traffic routed to Competing Providers on a Flex Right or Right to Match Right basis.

Rights:  Excesses and Shortfalls.  Subject to the terms and conditions set forth in this paragraph, Bell Canada agrees it shall not exceed its annual Allocation in each year.  Commencing on January 1, 2004, in any given month thereafter, Bell Canada shall not exercise more than (i) *** of its average monthly Right to Match Right and Flex Right Allocation, on an aggregated monthly basis, nor (ii) more than *** of each of its average monthly Allocations, such average monthly Rights to be calculated based on the aggregate yearly Flex and Right to Match Right Allocations (in aggregate with respect to (i) and separately with respect to (ii) herein this sentence) determined as set forth above divided by twelve months.  For greater certainty, however, the Parties agree that the foregoing restrictions related to Bell Canada exceeding its Allocation shall not apply to its exercise of the Rights during 2003.  Where Bell Canada exercises any of the Rights, in any calendar year, in excess of the Bell Canada Allocation or fails, on the other hand, to use the Rights up to the Bell Canada Allocation, as contemplated above, such excess or shortfall, may be carried forward as follows:  (i) in the case of a shortfall in the exercise of the Rights, a maximum of *** for each of the Right to Match Right Allocation and Flex Right Allocation in a given year shall be added to the Right to Match Right Allocation or the Flex Right Allocation, as the case may be, in the calendar year following the calendar year where such shortfall occurred; and (ii) in the case of any excess in the exercise of the Rights, a maximum of *** for each of the Right to

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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Match Right Allocation and Flex Right Allocation in a given year shall be debited on a dollar for dollar basis from the respective Rights in the calendar year following the calendar year where such excess use occurred, provided that Bell Canada shall have used commercially reasonable efforts to exercise the Rights at the Bell Canada Allocation, as contemplated above, in each calendar year.  In addition, the Parties further agree that should Bell Canada exercise any of the Rights, in any calendar year, in excess of *** (“Excess Amount”) of each of the Right to Match Right and Flex Right Allocation, respectively, in a given year, such excess shall be debited from Bell Canada’s Right to Match Right and/or Flex Right Allocation for the following year in an amount equal to twice the Excess Amount.

Debiting of Allocations.  The respective Flex Right and Right to Match Right Allocations shall be debited by deducting amounts expressed in dollars equal to the product of the volume of IDDD Outbound Services utilized by Bell Canada on a Flex Right and Right to Match Right basis multiplied by the rates used in the determination of the applicable Flex Right or Right to Match Right Allocation as set forth in Section 5.2.1 (b) (for greater certainty, rates in effect on January 1, 2003 and the average applicable rates in effect in the months of November and December of each Base Year for subsequent years), on a route by route basis.

For greater certainty, and except as otherwise contemplated in this Section 5.2.1(b), Bell Canada shall fulfill, satisfy and discharge all of its other requirements for IDDD Outbound Services from Teleglobe; provided that, with respect to Teleglobe IDDD Potential Customers, Bell Canada shall be entitled to obtain IDDD services from Competing Providers for the sole purpose of reselling such IDDD services to such Teleglobe IDDD Potential Customers, without negatively impacting or reducing the computation of the IDDD Outbound Services Flex Right or Right to Match Right, as described in Sections 5.2.1(b) (i) through (v), above, during any calendar year where Bell Canada has obtained IDDD services from Competing Providers for Teleglobe IDDD Potential Customers.  For greater certainty, however, the IDDD service traffic procured by Bell Canada from Competing Providers, for those Teleglobe IDDD Potential Customers, during any given calendar year, shall not be taken into account when calculating the Flex Right or Right to Match Right Allocations for the subsequent calendar years.

(c)                                  Right to Match on Other Services.  Bell Canada shall be entitled to procure Competing Services for IPL Services, Cross Border Facilities and Network Facilities, as well as network, circuit and local loop, facilities in the United States, all of which shall be subject to Teleglobe’s Right to Match Right, in all instances, for such Bell Canada requirements, provided that with respect to Cross Border Facilities and Network Facilities the pricing principles set out in the Master Agreement shall continue to apply.  For greater certainty, Teleglobe’s Right to Match pursuant to this Section 5.2.1(b) shall not result in debiting of Teleglobe’s Right to Match Allocation.

5.3                               Canada Direct Services Promotions.  The Parties agree to cooperate on a commercially reasonable basis to optimize marketing and communications strategies for Canada Direct Service.  For each calendar year, commencing in 2003, each Party hereby agrees to spend, *** on advertising and promoting the Canada Direct Service, and both Parties shall work cooperatively to develop a promotional plan.

5.4                               Teleglobe Off-Net Delay Obligations.  With respect to IP Transit Services, Teleglobe agrees to guarantee an Off-Net Delay of 35 ms for all Tier-1 Peers with whom Teleglobe directly connects.

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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Pursuant to Teleglobe’s standard Service Level Agreement (“SLA”), Teleglobe will work with Bell Canada to correct service deficiencies with respect to Off-Net Delays, provided that Bell Canada informs Teleglobe of such deficiencies by opening a trouble ticket with Teleglobe’s Global Customer Service Center (“GCSC”).  The Parties agree that, (i) if Teleglobe is unable to resolve a particular Customer’s documented service deficiency (i.e., Off-Net Delay) for a period of at least three (3) months, and (ii) Bell Canada is able to demonstrate that the deficiency has resulted in Bell Canada breaching its agreement with its Customer, and (iii) Customer terminates its agreement with Bell Canada as a direct result of such breach, Bell Canada’s IP Transit Monthly Volume Commitment shall be automatically adjusted by an amount equal to the volume of traffic that Teleglobe had been receiving from that Customer, through Bell Canada, such volume to be determined based on the average of the three (3) months immediately preceding the date on which Bell Canada opened the first trouble ticket for the deficiency which gave rise to the termination.  The aforementioned volume of traffic to be reduced from Bell Canada’s IP Transit Monthly Volume Commitment shall be identified by Bell Canada and confirmed by Teleglobe, which confirmation shall not be unreasonably withheld.

6.                                      RIGHT OF FIRST REFUSAL FOR NEW SERVICES

6.1                               Right of First Refusal for New Services.  Article 5.1 of the Master Agreement is hereby amended by adding the following clause at the beginning of the first sentence:  “Until December 31, 2005....” and by substituting a “w” for the “W” at the beginning of such sentence.

7.                                      RIGHT TO MATCH

7.1                               Right to Match.  In this First Amendment, including its recitals, unless otherwise defined or unless the context otherwise requires, the following terms shall have the following meanings:

“Bilateral Basis” means the reciprocal exchange of originating and terminating Category 2 Services between a Buyer and a Carrier;

“Bilateral Parties” means a Buyer or a Carrier engaged on a Bilateral Basis;

“Bilateral Route” means a route where a Buyer fulfills some or all of its requirements for Category 2 Services on a Bilateral Basis;

“Carrier” means either a Competing Provider, Teleglobe or Bell Canada, as the case may be;

“Category 1 Services” means the services set out in Sections 5.1.1(b) and 5.2.1(c) of this First Amendment;

“Category 2 Services” means IDDD Outbound Services and Switch Minute Terminations in Canada Services;

“Destinations” means a set of numbering ranges that correspond exactly to numbering ranges and destination names as defined by Teleglobe for IDDD Outbound Services and as defined by Bell Canada for Switch Minute Terminations in Canada as set out from time to time in each Party’s respective rate updates.

“Exceptional Market Events” means conditions leading to a fundamental structural change in traffic termination costs, which may include natural disasters, political instability, military action, regulatory action, or other events of such nature.  For avoidance of doubt, such exceptional market events do not include circumstances where a Competing Provider raises its rates to reflect an increase in rates by an underlying carrier where such rate increases is not related to any of the foregoing circumstances;

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“Expression of Intent Period” has the meaning set out in Section 7.2(a)(iii) hereof;

“Full Route” means a route where a Buyer fulfills all of its requirements for the delivery of all of its Category 2 Services traffic for that route with one Carrier;

“Initial Response” has the meaning set out in Section 7.2(a)(iii) hereof;

“Issuing Party” means a Buyer issuing an RFQ or a Right to Match Opportunity, as the case may be;

“match”, “matched” or “matching” means, with respect to Category 2 Services, the agreement of the Responding Party to provide Category 2 Services, on identical terms and conditions (subject to Section 7.2(b)(ix) hereof) as those offered by a Competing Provider pursuant to a Competing Provider offer containing the Required Information, and further to which the Issuing Party is to purchase the Category 2 Services, from the Responding Party in accordance with the terms and condition of the Master Agreement as amended by this First Amendment; and with respect to Category 1 Services, means the agreement of the Responding Party to provide Category I Services, on identical terms and conditions as set forth in the RFQ, and further to which the Issuing Party is to purchase the Category 1 Services from the Responding Party in accordance with the terms and conditions of the Master Agreement as amended by the First Amendment including Sections 7.2(a)(i) and 7.2.(a)(vi) hereof;

“Partial Bilateral Route” means a route where a Buyer fulfills its requirements for Category 2 Services, but only with respect to all Category 2 Services traffic in excess of its commitment to Bilateral Partner;

“Partial Route” means a route where a Buyer wishes to fulfill its requirements for Category 2 Services from at least two Carriers on a non-Bilateral Basis;

“Responding Party” means Supplier responding to the RFQ or Right to Match Opportunity, as the case may be;

“RFQ” means a request for quotation;

“Right to Match Opportunity” means the opportunity granted by the Issuing Party to the Supplier to match a Competing Provider(s)’ offers;

“Right to Match Response” means the response by the Responding Party to the Issuing Party’s Right to Match Opportunity; and

“Right to Match Service Term” means the term applicable to Category 2 Services subject to a Right to Match Opportunity.

7.2                               ***

7.3                               Rights; Certification.  For the purposes of calculating and controlling either Party’s Right to Match and Flex Allocations, each Party agrees to prepare written reports, certified by an officer, and send such certified reports to the other Party, as follows:

(a)                                  On a quarterly basis, for Category 1 Services:

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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(i)             a list identifying each circuit procured by the Issuing Party during the quarter with the following information for each circuit:

(1)          price paid;

(2)          term/termination;

(3)          confirmation that actual SLAs/SLOs applicable to any listed circuit match exactly those offered in the RFQ;

(4)          confirmation that actual final configuration matches exactly the configuration offered in the RFQ; and

(5)          actual delivery interval (to be identified in the quarter in which the circuit is delivered).

(b)                                  On a quarterly basis, for Category 2 Services:

(i)             the total actual traffic (with separate amounts routed under Flex and Right to Match), on a route by route basis, routed by a Party as a result of such Party having exercised its Rights, expressed in dollars, being the product of such total actual traffic multiplied by the the rates used in the determination of Allocations pursuant to Sections 5.1.1(a) and 5.2.1(b), as the case may be; and

(ii)          on a route by route basis, the actual traffic, actual measured quality, ,actual rate paid and actual return traffic received (if applicable) for each Right to Match Opportunity not accepted by the Supplier.

7.4                               Dispute.  In the event that any disagreement or dispute between Responding Party and the Issuing Party arises with respect to a response from a Competing Provider, the Responding Party and the Issuing Party shall jointly nominate a commercial arbitrator having recognized knowledge in the international telecommunications industry that shall render, within ten (10) Business Days, a final and binding opinion on the suitability and completeness of the Competing Provider’s response pursuant to this Section 7.

8.                                      PRICING PRINCIPLES

8.1                               ***

8.2                               IDDD Outbound Services Price Reduction.  With respect to IDDD Outbound Services, the Parties agree as follows:

(a)                                  The Teleglobe wholesale price list for IDDD Outbound Services attached hereto as Schedule 1 shall apply from the Effective Date to Teleglobe IDDD Outbound Services provided to the Wholesale Customers of Bell Canada, provided that such Wholesale Customers are either directly connected to Teleglobe switches or connected to Teleglobe through designated wholesale trunks, where each Wholesale Customer has been preidentified by Bell Canada and agreed to by Teleglobe, provided that each Party acts in a commercially reasonable manner.  (For greater certainty, such wholesale price list set out in Schedule 1 shall also include the rate reduction contemplated in Section 8.2(c) hereof).

(b)                                  The Teleglobe retail price list for IDDD Outbound Services attached hereto as Schedule 2 shall be applied to all traffic, other than traffic generated by Bell Canada Wholesale Customers, received directly from a Bell Canada switch from the Effective Date.

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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(c)                                  Teleglobe shall grant Bell Canada a rate reduction, such that the application of rates set out in Schedule 1, to the Bell Canada Wholesale Traffic in January 2003, (which shall include promos and mobile, but shall exclude Cuba traffic) shall result in a saving of *** from the rates applied by Teleglobe in January 2003 to such Bell Canada Wholesale Traffic.

(d)                                  The Parties shall continue to cooperate on a commercially reasonable basis, from time to time, acting reasonably, to develop wholesale special events pricing (e.g.  promos etc.) on a case-by-case basis.

(e)                                  Retroactive to January 1, 2003 and from and after the Effective Date, Teleglobe shall no longer charge Bell Canada for *** and, to that end, Teleglobe agrees to credit or reimburse Bell Canada for any charges applicable for ***, incurred by Bell Canada from and after January 1, 2003.

(f)                                    Teleglobe agrees to use commercially reasonable efforts to assist Bell Canada in reducing rates arising out of the contractual obligations of Bell Canada pursuant to the Convergia Agreement.

(g)                                 In no event shall the Teleglobe rates for IDDD Outbound Services (retail and wholesale traffic) offered to Bell Canada, in the aggregate, exceed retail rates applicable as of the Effective Date.

(h)                                 For avoidance of doubt and without limiting the foregoing, nothing herein shall be construed as to result in termination of the obligations of Teleglobe to continue to provide the Teleglobe IDDD Services in accordance with Article 7 of the Master Agreement.

(i)                                    For avoidance of doubt, the prices for Category 2 Services provided by the Responding Party in response to a particular Right to Match Opportunity shall not be considered the Most Favored Service Purchaser price under Article 7 of the Master Agreement unless the Responding Party provides any Category 2 Services to any third party at the rates set out in a Right to Match Opportunity.

8.3                               *** ISDN.  The Parties agree to *** as of January 1, 2004 for ISDN Services and to develop, jointly, effective from the Effective Date, for 2003 and subsequent calendar years, a rate table applicable to the traffic volume in excess of the ISDN traffic volume generated in 2002 (“ISDN Base Traffic”).  For avoidance of doubt, and without limiting the foregoing, nothing herein shall be construed as to result in termination of the obligations of Teleglobe to continue to provide the ISDN Services in accordance with Article 7 of the Master Agreement.

8.4                               Canada Direct Service Rate ***.  With respect to Canada Direct Service, Teleglobe shall ***

8.5                               Home Country Direct ***.  With respect to Home Country Direct, Bell Canada shall ***

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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9.                                      MISCELLANEOUS

9.1                               Notice.  For the purposes of Article 13.5 of the Master Agreement and this First Amendment the following are the Parties’ respective addresses for the purpose of notice:

If to Teleglobe:

Teleglobe Canada ULC
1000 de 1a Gauchetiere Street West,
Montreal, Quebec,
H3B 4X5
Attention:  Liam Strong, Chief Executive Officer
Facsimile:  (514) 868-7715

Copy to:

Teleglobe Canada ULC
185 The Westmall, Suite 629
Toronto, Ontario
M9C 5L5
Attention:  J.P. Gratton, Vice President, Americas
Facsimile:  (416) 287-5488

If to Bell Canada:

President – Network Operations
Floor 6N, 483 Bay Street
Toronto, Ontario
M5G 2C9

Facsimile:  (416) 597-3300

Copy to:

General Counsel
Legal Department
Floor 5N, 483 Bay Street
Toronto, Ontario
M5G 2C9

Facsimile:  (416) 260-1674

9.2                               Order of Precedence.  In the event of any conflict or inconsistency among or between the terms of this First Amendment, the Master Agreement, and any Specific Services Agreement, the following shall control, in descending order of precedence:  (1) this First Amendment; (2) the applicable Specific Services Agreement; and (3) the Master Agreement.  The Parties agree that the terms and provisions of the Bell Order continue in full force and effect, and that nothing contained in this First Amendment is intended to, or shall, effect the application of the terms of the Bell Order to the Parties.

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9.3                               Counterparts.  This First Amendment may be executed in as many counterparts as may be required, each of which when delivered is an original but all of which taken together constitute one and the same instrument.

Representations, Warranties and Effect of Assignment. As to this First Amendment, each represents and warrants to the other that such Party is the Party entitled to the rights, and benefits, and is subject to the obligations and liabilities, of the Master Agreement, and as such, each has the right, on a valid and enforceable basis, to enter into this First Amendment, and to agree with the other Party as set out in this First Amendment.  Each of the Parties hereto represents to the other that this First Amendment is valid and binding, enforceable against it in accordance with its terms, and that this First Amendment shall, from and after the date hereof, be read together with the Master Agreement, such that this First Amendment shall fully amend, supplement, the Master Agreement, to the extent provided hereunder.  Teleglobe hereby represents and warrants in favour of Bell Canada that the Closing has occurred, and that Teleglobe has, as a consequence of the terms of the Purchase Agreement, the completion of the Closing, and the Bell Order has had assigned to it and assumed the Master Agreement pursuant to Paragraph 2(b) of the Bell Order and has assumed all covenants, obligations, conditions, liabilities, provisos and other commitments of Teleglobe Inc.  under the Master Agreement, and shall be otherwise subject to all the requirements of Teleglobe therein arising as if Teleglobe were an original signatory to the Master Agreement.

IN WITNESS WHEREOF, each of the Parties has executed and delivered this First Amendment.

TELEGLOBE CANADA ULC		BELL CANADA

Per:	/s/ Liam Gerald Strong	Per:	/s/ David A Southwell

Name:	Liam Gerald Strong	Name:	David A. Southwell
C.E.O.

		Title:	President Network Operations

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SECOND AMENDMENT TO
MASTER WHOLESALE PRICING AND SERVICES COORDINATING AGREEMENT

THIS SECOND AMENDMENT TO THE MASTER WHOLESALE PRICING AND SERVICES COORDINATING AGREEMENT (this “Second Amendment”) dated January 9th, 2004, with effect as to certain agreements contained herein as of January 1st 2004 (the “Effective Date”) is made

BETWEEN:

TELEGLOBE CANADA ULC, an amalgamated unlimited liability company amalgamated under the laws of the Province of Nova Scotia, having an office at 1000 rue de la Gauchetiere, Montreal, Quebec, Canada (“Teleglobe”);

AND:
BELL CANADA, a Canadian corporation incorporated under the laws of Canada having an office at 483 Bay Street, Floor 6N, Toronto, Ontario, Canada (“Bell Canada”);

RECITALS:

WHEREAS Teleglobe and Bell Canada have entered into a Master Wholesale Pricing and Services Coordinating Agreement (the “Master Agreement”) dated January 1st 2001, as amended effective April 1st, 2003 (the “First Amendment”); and

WHEREAS IDDD Outbound Services, Canadian Switched Minute Terminations and US Switched Minute Terminations are to be provided between the Parties under the terms of the Master Agreement as amended by the First Amendment and provided for herein; and

WHEREAS Teleglobe and Bell Canada wish to modify certain terms and conditions as the same relate to the rates that Bell Canada and Teleglobe are required to pay for certain IDDD Outbound Services, Canadian Switched Minute Terminations and US Switched Minute Terminations;

NOW THEREFORE, THIS SECOND AMENDMENT WITNESSETH that in consideration of the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto covenant and agree as follows:

1.                                      DEFINITIONS

Terms having initial capital letters and capitalized terms used, but not otherwise defined in this Second Amendment, including its recitals, shall have the respective meanings set out in the Master Agreement or the First Amendment, Certain terms having Initial capital letters and capitalized terms used in this Second Amendment are defined in the context in which they appear and shall have the respective meanings there indicated.

In this Second Amendment, including its recitals, unless otherwise defined or unless the context otherwise requires, the following terms shall have the following meanings:

“Base Rate” has the meaning set forth in Section 2.3.1.2 hereof.

“Bilateral Quality” shall mean the standard of quality reasonably expected from any telecommunications carrier that has a network managed by a Network Operations Center twenty four (24) hours per day and seven (7) days per week, has the ability to re-route and fall-back traffic in the event of congestion or failure, has redundancy in terminating locations and offers acceptable levels of quality relative to Tier 1 carriers standards, which includes without limitation ASR levels.

“Conversation Minute” shall mean a minute of communication resulting from a completed connection between the calling number and the called number.  The duration of each Conversation Minute shall be measured in actual seconds of Conversation Time.

“Conversation Time” shall mean the interval that elapses between (a) the moment when the reply condition (answer signal in the backward direction) is detected at the point where the recording of the call duration takes place, and (b) the moment when the clear forward condition (clear forward signal) is detected at the same point, rounded to the nearest second.

“Designated Routes” means the designated routes set out in Appendix 2 attached hereto.

“High Cost Serving Areas” means the Non-Regional Bell Operating Companies (Non-RBOC) and USA NPA/NXXs listed as part of the Local Exchange Routing Guide (“LERG”) database, which is the official North American database managed by the North American Numbering Plan Administrator.

“High Cost Serving Areas Threshold” has the meaning set out in Section 2.3.1.4 hereof.

“Parties” means Bell Canada and Teleglobe.

“Party” means either Bell Canada, or Teleglobe as the context requires.

“Shortfall Charge” has the meaning set forth in Section 2.3.1.2 hereof.

“Term” means commencing on January 1st, 2004 and terminating on December 31st, 2004.

“US Switched Minute Terminations” has the meaning set forth in Section 2.3.1.2 hereof.

“Valid U.S. Traffic” shall consist only of direct dialed (1+) calls terminating in U.S. NPAs (excluding U.S. Virgin Islands, Puerto Rico, Guam, Hawaii and Alaska).  For greater certainty, (i) calls to NXXs 555 and 976, (ii) calls to NPAs 900, 800, 877, 866 and other toll-free numbers, (iii) ISDN traffic, and (iv) billed calling card calls, reverse billed collect calls, reverse billed calls, billed to third party calls and operator handled calls are not Valid U.S. Traffic, and any such calls shall be routed to vacant numbers and shall receive an overflow (fast busy) tone.

“Volume Commitment” shall have the meaning set out in Section 2.3.1.2 hereof.

2.                                      SERVICES

2.1                                 Teleglobe and Bell Canada shall provide the IDDD Outbound Services, Canadian Switched Minute Terminations and US Switched Minute Terminations under the terms and conditions as set out in the Master Agreement and the First Amendment, as applicable, except as modified as follows:

2.2.1                        Switched Minute Terminations in Canada.  During the Term the Parties agree as follows:

2.2.1.1 Article A of Schedule 3(e) of the Master Agreement, dated November 20th, 2002, is hereby deleted in its entirety and replaced with Article A as set out in Appendix 1, attached hereto.

2.2.1.2               Notwithstanding the terms of the First Amendment applicable to the Right To Match Right and the Flex Right, *** pursuant to the terms and conditions set out in Appendix 1 attached hereto.

2.3.1                        Switched Minute Terminations in the US.  During the Term the Parties agree as follows:

2.3.1.1                           Article B of Schedule 3(e) of the Master Agreement, dated November 20th, 2002, is hereby deleted in Its entirety.

2.3.1.2                           ***

2.3.1.3                           For greater certainty, and without limiting anything set out in Section 2.3.1.2 above, the Parties agree that per call rating will be done using an initial six- (6-) second minimum time followed by one- (1-) second increments of conversation time, rounded up to the nearest one- (1-) second increment.

2.3.1.4                           ***

2.3.1.5                           Notwithstanding any other provision of this Second Amendment, Bell Canada shall have the right to adjust the Base Rate, from time to time, upon providing twenty (20) Business Days written notice to Teleglobe (“Adjustment Notice”).  In the event that Teleglobe is not satisfied with the Adjustment Notice, Teleglobe shall be relieved of its obligation to meet the Volume Commitment without incurring any Shortfall Charges, by providing written notice to Bell Canada within ten (10) Business Days from the date of Teleglobe’s receipt of the Adjustment Notice.  If Teleglobe does not provide any such notice to Bell Canada within ten (10) Business Days from the date of Teleglobe’s receipt of the Adjustment Notice, Teleglobe is deemed to have accepted any adjustment to the Base Rate as specified in the Adjustment Notice.

***Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

2.3.1.6                           ***  In addition to the foregoing, Bell Canada shall use reasonable efforts to provide Calling Line Identification (“CLI”) for such traffic, however, Bell Canada shall not guarantee that such features shall apply to all Valid U.S. Traffic.

2.3.1.7                           Bell Canada may, at its discretion, net the payment from Teleglobe for US Switched Minute Terminations against Bell’s payables to Teleglobe for services pursuant to a Specific Services Agreement or the Master Agreement.

2.4.1                        IDDD Outbound Service.  During the Term, and notwithstanding the terms and conditions set forth in the Master Agreement and the First Amendment, the Parties hereby agree:

2.4.1.1                           With respect to IDDD Outbound Services for the Designated Routes, Teleglobe shall not charge Bell Canada, during the Term, rates in excess of the rates set out in Appendix 2 attached hereto.  For greater certainty, the parties agree that Section 7 of the Master Agreement shall continue to apply with respect to the rates applicable for the Designated Routes.

2.4.1.2                           All IDDD Outbound Services traffic sent by Bell Canada to Teleglobe on the Designated Routes shall continue to be routed by Teleglobe at Bilateral Quality.

2.4.1.3                           For greater certainty IDDD Outbound Services traffic sent by Bell Canada to the Designated Routes at the rates identified in Appendix 2, shall not be debited from Bell’s Flex Right Allocation or Right To Match Right Allocation.

3.                                      GENERAL

3.1                                 In the event of any conflict or inconsistency among or between the terms of this Second Amendment, the First Amendment, the Master Agreement, and any Specific Services Agreement, the following shall control, in descending order of precedence:  (1) this Second Amendment; (2) the First Amendment; (3) the applicable Specific Services Agreement; and (4) the Master Agreement.

3.2                                 No course of dealing or failure of either party to enforce any provision of this Agreement shall be construed as a waiver of such provisions or any other rights under this Agreement.  If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions and the rights and obligations of the parties shall be construed and enforced accordingly.

3.3                                 This Second Amendment may be executed in as many counterparts as may be required, each of which when delivered is an original but all of which taken together constitute one and the same instrument.

***Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Second Amendment.

TELEGLOBE CANADA ULC		BELL CANADA

Per:	/s/Denis Archamault	Per:	/s/ Mark Hanlon

Name:	DENIS ARCHAMBAULT	Name:	MARK HANLON

Title:	VP GTM	Title:	VP CSG February 27, 2004